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                                                                    EXHIBIT 23.2




                                  July 21, 1999



Cabot Oil & Gas Corporation
15375 Memorial Drive
Houston, Texas  77079

                                Re:     Securities and Exchange Commission
                                        Form S-3 of Cabot Oil & Gas Corporation

Gentlemen:

         The firm of Miller and Lents, Ltd., by reference in this registration statement on Form S-3 to be filed by Cabot Oil & Gas Corporation with the Securities and Exchange Commission, consents to the use of its name and to the use of its report dated February 9, 1999 regarding the Cabot Oil & Gas Corporation Proved Reserves and Future Net Revenues as of January 1, 1999.

         Miller and Lents, Ltd. has no financial interests in Cabot Oil & Gas Corporation, or in any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such report and has no director, officer, or employee employed or otherwise connected with Cabot Oil & Gas Corporation. We are not employed by Cabot Oil & Gas Corporation on a contingent basis.

                                                Very truly yours,

                                                MILLER AND LENTS, LTD.



                                                By /s/ JAMES A. COLE
                                                  -----------------------------
                                                   James A. Cole
                                                   Senior Vice President